SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004 (February 18, 2004)

RESOURCE BANKSHARES CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	001-14319	54-1904386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3720 Virginia Beach Boulevard, Virginia Beach, Virginia	23452
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 463-2265

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On February 17, 2004, Resource Bankshares Corporation (“Resource”) entered into a side letter agreement with Fulton Financial Corporation (“Fulton”) which, among other things, grants Resource the right to declare a cash dividend on its common stock of $0.11 per share during February and/or March of 2004, notwithstanding that such a dividend would be prohibited by the definitive Agreement and Plan of Merger, as amended, previously entered into between Resource and Fulton. Under the side letter agreement, Resource is permitted to declare the cash dividend in the event that the proposed merger of Resource and Fulton is not, at the time of declaration, scheduled to occur prior to March 22, 2004, and any dividend declared must be payable no later than March 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE BANKSHARES CORPORATION

By:	/s/ T.A. Grell, Jr.
T.A. Grell, Jr., President

Date: February 18, 2004

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